THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.
NON-RECOURSE UNSECURED CONVERTIBLE NOTE CERTIFICATE

ACREAGE HOLDINGS, INC.
(Incorporated under the laws of the Province of British Columbia)
CERTIFICATE NO. 2024-[-]    PRINCIPAL AMOUNT: US$[-]
    PURCHASE PRICE: US$[-]
ACREAGE HOLDINGS, INC. (the “Company”), for value received, hereby acknowledges itself indebted to [-] (hereinafter referred to as the “Noteholder”) from June [-], 2024 (the “Issue Date”) in accordance with the terms set out in Appendix A attached hereto (the “Terms and Conditions”). The Principal Amount (as specified above) is subject to a 16.67% original issue discount (an “OID”) equal to US$1,066,688.00. This Note shall not bear interest. This Note is issued upon and subject to the Terms and Conditions.
In the event that the Transaction (as defined herein) is completed prior to 5:00p.m. (Toronto Time) on the Maturity Date (as defined herein), the outstanding Principal Amount under this Note (as defined herein) will be deemed to be automatically converted, without any action on the part of the Noteholder, into Fixed Shares (as defined herein) (the “Conversion Shares”), at the Conversion Price (as defined herein), subject to adjustment as hereinafter provided, immediately prior to the completion of the Transaction (an “Automatic Conversion”).
Upon the occurrence of an Automatic Conversion, all obligations of the Company, under, pursuant to, or otherwise in connection with this Note, direct, indirect, contingent or otherwise (the “Obligations”) shall be satisfied by the Company issuing the Conversion Shares to the Noteholder in accordance with the terms of this Note. For greater certainty, and without limiting the previous sentence or any other terms of this Note pertaining to the discharge of the Obligations, upon the issuance of the Conversion Shares in accordance with the terms of this Note, all Obligations shall immediately and automatically be considered satisfied in full and this Note shall be considered terminated without the requirement for any further action by, or notice to, any Person.
If the Transaction has not closed by the Maturity Date, and provided that the transfer of this Note has been completed upon the exercise of the Put Right (as defined herein) in accordance with the terms of the Put Agreement (as defined herein), on the 30th day following the Maturity Date, this Note shall thereafter only represent an unsecured payment obligation of the Principal Amount of this Note by Company. In the event that the Transaction has not closed on or prior to the Maturity Date, and the Put Right has not been exercised, this Note shall represent a right to receive an indeterminate number of Fixed Shares so long as the Put Right remains unexercised. Prior to the exercise of the Put Right and the transfer of this Note in accordance with the terms of the Put Agreement, nothing is intended to create, nor shall it be construed as creating, a payment obligation of the Company in respect of this Note.
All non-recourse unsecured convertible notes issued pursuant to the Offering, all of which shall be on substantially similar terms, as amended from time to time in an aggregate principal of US$12,000,000, are collectively referred to in this Note as the “Notes”.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Note to be issued under the signature of a properly authorized officer of the Company.
DATED for reference this [-]th day of June, 2024.

ACREAGE HOLDINGS, INC.

Per:
Authorized Signing Officer

[Note Certificate – Signature Page]

ACKNOWLEDGED AND AGREED this [-]th day of June, 2024.

[-]

Per:
Authorized Signing Officer
[Note Certificate – Noteholder Acknowledgement]

APPENDIX A

TERMS AND CONDITIONS FOR NOTE
Article 1
DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Note, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the meanings set out below.
(a)“Applicable Securities Laws” means, collectively, means, the Canadian Securities Laws, the U.S. Securities Laws and all applicable securities laws in each of the jurisdictions in which the Notes (and the securities underlying the Notes) are issued and acquired and the respective rules and regulations thereunder, together with applicable published policy statements, instruments, notices, orders and rulings of the securities regulatory authorities in such jurisdictions.
(b)“Automatic Conversion” shall have the meaning set forth on the face page of this Note Certificate.
(c)“Business Day” means a day, other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario or New York, New York.
(d)“Canadian Securities Laws” means collectively, the applicable securities laws of each of the provinces and territories of Canada, their respective regulations, rulings, rules, orders (including blanket orders and discretionary orders), instruments (including national and multilateral instruments), fee schedules and prescribed forms thereunder, the applicable policy statements issued by the Securities Commissions or similar authority thereunder and the rules and policies of the Exchange.
(e)“Canopy” means Canopy Growth Corporation, a corporation organized under the federal laws of Canada.
(f)“Canopy Shares” means common shares in the capital of Canopy as constituted on the date hereof.
(g)“Canopy USA” means Canopy USA, LLC, a limited liability company existing under the laws of State of Delaware.
(h)“Company” means Acreage Holdings, Inc., and its successors and assigns.
(i)“Conversion Date” shall mean the date that the Automatic Conversion occurs, being the date that the Transaction is completed.
(j)“Conversion Price” means the price per Fixed Share that, immediately prior to giving effect to the Transaction, will result in the Holder holding that number of Canopy Shares having a value equal to the Principal Amount of this Note as of the Business Day prior to closing of the Transaction, which shall be the price per Fixed Share determined by multiplying (i) the Exchange Ratio (as such term is defined in the Fixed Share Arrangement Agreement) as the same shall be adjusted pursuant to the Fixed Share Arrangement by, (ii) the Fair Market Value (as such term is defined in the Fixed Share Arrangement Agreement) of the Canopy Shares on the Business Day prior to the closing of the Transaction after giving effect to the conversion of the Notes and the determination of the number of Warrants issued pursuant to the Offering;
(k)“Conversion Shares” means the Fixed Shares issuable upon the conversion of the Note.

(l)“Current Market Price” of the Fixed Shares at any date means the VWAP during the period of any 30 consecutive trading days ending not more than five (5) business days before such date; provided that if the Fixed Shares are not then listed on any Exchange, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the Company, acting reasonably, the reasonable fees and expenses of which shall be paid by the Company.
(m)“Fixed Share” means a Class E subordinate voting share in the capital of the Company as constituted on the date hereof.
(n)“Fixed Share Arrangement” means an arrangement under Section 288 of the Business Corporations Act (British Columbia) on the terms and subject to the conditions set out in the Fixed Share Arrangement Agreement, which became effective on September 23, 2020.
(o)“Fixed Share Arrangement Agreement” means the arrangement agreement dated as of April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020, between Canopy and the Company, including the schedules and exhibits thereto, as the same may be further amended, supplemented or restated.
(p)“Exchange” means the Canadian Securities Exchange, or such other stock exchange on which the Fixed Shares may, from time to time, principally trade, or if the Fixed Shares are not listed on any stock exchange, then on the over-the-counter market.
(q)“Issue Date” means the date specified on the face page of this Note Certificate.
(r)“Law” includes any law (including common law and equity), statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.
(s)“Maturity Date” means the day that is 15 months from the Issue Date.
(t)“Note” means this non-recourse unsecured convertible Note, as supplemented, amended or otherwise modified, renewed or replaced from time to time.
(u)“Notes” has the meaning specified on the face page of this Note Certificate.
(v)“Noteholder” has the meaning specified on the face page of this Note Certificate.
(w)“Obligations” has the meaning specified on the face page of this Note Certificate.
(x)“Offering” means the offering by the Company of 12,000 Units at a price of US$833.33 per Unit.
(y)“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal or arbitrator, whether foreign or domestic.
(z)“OID” has the meaning specified on the face page of this Note Certificate.
(aa)“OTCQX” means the OTCQX Best Market by OTC Markets Group.
(ab)“Person” means an individual, firm, corporation, syndicate, partnership, trust, association, unincorporated organization, joint venture, investment club, government or agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind.
(ac)“Principal Amount” means the principal amount outstanding under this Note from time to time which, for the avoidance of doubt, is presented following the capitalization and addition of the OID.

(ad)“Put Agreement” means the put agreement between the original Holder of this Note and Canopy USA dated as of the Issue Date.
(ae)“Put Right” means the right of the original Holder of this Note to require Canopy USA to acquire, among other things, this Note in accordance with the terms of the Put Agreement;
(af)“Regulation S” means Regulation S under the U.S Securities Act.
(ag)“Securities Commissions” means, collectively, the applicable securities commission or other securities administrator or regulatory authority in each of the provinces and territories of Canada.
(ah)“Toronto Time” means the local time in the City of Toronto, Ontario, Canada.
(ai)“Transaction” means the acquisition by Canopy or Canopy USA, as the case may be, of all of the outstanding Fixed Shares in accordance with the Fixed Share Arrangement.
(aj)“Unit” means a unit of the Company issued pursuant to the Offering, with each unit being comprised of: (i) a Note having a principal amount of US$1,000; and (ii) Warrants.
(ak)“U.S. Person” has the meaning ascribed to it in item 902(k) of Regulation S.
(al)“U.S. Securities Act” means the United States Securities Act of 1933, as amended.
(am)“U.S. Securities Laws” means the U.S. Securities Act, the United States Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder and the applicable securities (Blue Sky) laws of the states of the United States and all rules and policies of the OTCQX.
(an)“United States”, or “U.S.” means the United States of America, its territories and possessions and any state of the United States, and the District of Columbia.
(ao)“Warrants” means the share purchase warrants forming part of the Units, with each warrant exercisable to acquire one Fixed Share at a price per Fixed Share equal to the Exchange Ratio (as such term is defined in the Fixed Share Arrangement Agreement) as the same shall be adjusted pursuant to the Fixed Share Arrangement multiplied by the Fair Market Value (as such term is defined in the Fixed Share Arrangement Agreement) of the Canopy Shares on the Business Day prior to the closing of the Transaction (subject to a minimum price of US$0.375 in the event the Put Right is exercised), subject to completion of the Transaction at any time on or before the date which is 60 months after the Issue Date.
1.2Interpretation
For the purposes of this Note, except as otherwise expressly provided herein:
(a)The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Note as a whole and not to any particular Article, clause, subclause or other subdivision or Appendix.
(b)A reference to an Article means an Article of this Note and the symbol Section followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of this Note so designated.
(c)The headings are for convenience only, do not form a part of this Note and are not intended to interpret, define or limit the scope, extent or intent of this Note or any of its provisions.
(d)The word “including”, when following a general statement, term or matter, is not to be construed as limiting such general statement, term or matter to the specific items or matters set forth or to similar items or matters (whether or not qualified by non-limiting language such as “without limitation” or “but not limited to” or words of similar import) but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its possible scope.
(e)Time will be of the essence hereof.
(f)Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa.
Article 2
NOTE
2.1Principal Amount
The Principal Amount will be subject to Automatic Conversion until 5:00 p.m. (Toronto Time) on the Maturity Date pursuant to the terms set forth in Section 4.1. The Principal Amount will not bear interest.
2.2Non-Recourse
Subject to Section 2.3 and Section 4.1, as applicable, this Note does not represent a right or entitlement of the Noteholder to payment of any amounts whatsoever by the Company, and without limiting the generality of the foregoing, the Noteholder will have no claim to repayment of the Principal Amount from the Company under the Note. Subject to Section 2.3 and Section 4.1, as applicable, this Note only represents the right of the Noteholder to convert the Principal Amount hereunder into Fixed Shares in accordance with the terms of Section 4.1 hereof prior to the Maturity Date and any such conversion of the Principal Amount into Fixed Shares shall be the Noteholder’s only recourse against the Company in respect of such Principal Amount outstanding from time to time hereunder and all other Obligations.
2.3Non-Convertible Unsecured Debt
Notwithstanding anything to the contrary contained herein, if the Transaction has not closed by the Maturity Date, and provided that the transfer of this Note has been completed upon the exercise of the Put Right in accordance with the terms of the Put Agreement, on the 30th day following the Maturity Date, this Note shall thereafter only represent only an unsecured payment obligation of the Principal Amount of this Note by Company. For clarity, if this Note has been transferred upon the exercise of the Put Right in accordance with the terms of the Put Agreement, the Noteholder shall thereafter have no entitlement whatsoever to convert the Principal Amount into Conversion Shares or any other securities of the Company and its sole recourse against the Company shall be for the payment of the Principal Amount of the Note outstanding from time to time.
Article 3
COVENANTS
3.1Covenants of the Company
The Company covenants and agrees with the Noteholder as follows, unless otherwise consented to in writing by the Noteholder:
(a)Reservation of Fixed Shares. The Company shall at all times have reserved for issuance out of its authorized capital a sufficient number of Fixed Shares to satisfy its obligations to issue and deliver Conversion Shares upon the due conversion of the Note in accordance with the terms of Section 4.1 hereof.
(b)Approvals and Filings. The Company shall make reasonable commercial efforts, in connection with the execution and delivery of this Note and the possible conversion of the Note into Conversion Shares, to obtain any and all statutory and regulatory approvals required to effect and complete the same and shall file all notices, reports and other documents required to be filed by or on behalf of the Company pursuant to Applicable Securities Laws in respect thereof.
(c)Resale Restrictions. This Note and all Conversion Shares issued to the Noteholder upon conversion of the Note or any part thereof from time to time will be subject to resale restrictions imposed under Applicable Securities Laws and applicable federal and “blue sky” securities laws of the United States and the rules of regulatory bodies having jurisdiction.
(d)Restrictions in U.S. This Note and the Conversion Shares deliverable upon conversion hereof have not been and will not be registered under the U.S. Securities Act, or the securities laws of any state of the United States. This Note may not be converted in the United States, or by or for the account or benefit of a U.S. Person or a Person in the United States, unless (i) the Conversion Shares are registered under the U.S. Securities Act and the applicable laws of any such state, or (ii) an exemption from such registration requirements is available.
(e)Certificate Legend. A legend will be placed on the certificates or DRS advice statements representing the Fixed Shares issued on conversion of the Note denoting the restrictions on transfer imposed by Applicable Securities Laws, if applicable, including but not limited to the following legends:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.
(f)Canadian Securities Laws. Conversion Shares issued to the Noteholder upon conversion of this Note or any part thereof shall be made pursuant to an exemption from the prospectus requirements under Applicable Securities Laws.
(g)Exchange Approvals. To the extent that any adjustment to the Conversion Price or the number of Conversion Shares issuable upon the due conversion of this Note is subject to the prior approval of the Exchange, the Company shall, (i) use its commercially reasonable efforts to obtain such approval in a timely manner, in consultation with the Noteholder, and (ii) keep the Noteholder, or its agent, reasonably updated and informed with respect to such approval process.
Article 4
CONVERSION OF NOTE
4.1Automatic Conversion
The outstanding Principal Amount of this Note will be subject to Automatic Conversion, without any action on the part of the Noteholder, into Conversion Shares immediately prior to the completion of the Transaction. The Conversion Shares issued in connection with the Automatic Conversion shall be subject to the terms of the Fixed Share Arrangement. Upon the occurrence of an Automatic Conversion, the Noteholder shall be noted in the registrar of the Company as the registered holder (with the name and address specified on the face page of this Note) of such number of Conversion Shares calculated by dividing the Principal Amount by the Conversion Price, which Conversion Shares shall for all purposes be and be deemed to be outstanding as fully paid and non-assessable, provided however that the Noteholder shall not receive, nor be entitled to receive, any DRS advice statement(s) or certificate(s) evidencing such Conversion Shares. The Conversion Shares issuable in accordance with the Automatic Conversion shall be subject to, and treated in accordance with, the Fixed Share Arrangement and the Transaction. Upon the issuance of the Conversion Shares in accordance with the terms of this Note, all Obligations shall immediately and automatically be considered satisfied in full and this Note shall be considered terminated without the requirement for any further action by, or notice to, any Person.
4.2No Requirement to Issue Fractional Shares
The Company shall not be required to issue fractional Conversion Shares upon the conversion of the Note. To the extent that a Noteholder is entitled to receive on the conversion or partial conversion of the Principal Amount of the Note hereunder a fraction of a Conversion Share, such number of Conversion Shares shall be rounded down to the nearest whole number of Conversion Shares.
Article 5
OTHER AGREEMENTS
5.1Withholding Taxes
If the Company is obliged to withhold any amount on account of present or future taxes, duties, assessments or other governmental charges required by Law, the Company shall make such withholding or deduction by reducing the number of Conversion Shares issuable upon conversion of the Principal Amount by an amount equal to the product obtained by multiplying the (i) amount of the withholding amount by (ii) the applicable Conversion Price.
5.2Amendment and Waiver
The Noteholder in its absolute discretion may at any time and from time to time by written notice waive any breach by the Company of any of its covenants or agreements herein. No failure or delay on the part of the Noteholder to exercise any right, remedy or power given herein or by any other existing or future agreement or now or hereafter existing by statute, at law or in equity will operate as a waiver thereof, nor will any single or partial exercise of any such right, remedy or power preclude any other exercise thereof or the exercise of any other such right, remedy or power, nor will any waiver by the Noteholder be deemed to be a waiver of any subsequent, similar or other event. Neither this Note nor any provision hereof may be amended, waived, discharged or terminated except by a document in writing executed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.
5.3Notices and Other Instruments
All notices, demands or other communications to be given to the Noteholder by the Company under this Note shall be delivered by hand, courier, ordinary prepaid mail or electronic mail and, if delivered by hand, shall be deemed to have been given on the delivery date, if delivered by ordinary prepaid mail shall be deemed to have been given on the fifth day following the delivery date and, if sent by electronic mail, on the date of transmission if sent before 5:00 p.m. (local time where the notice is received) on a Business Day or, if such day is not a Business Day, on the first Business Day following the date of transmission.
Notices to the Noteholder shall be addressed to the address of the Noteholder set out in this Note.
Notices to the Company shall be addressed to:
Acreage Holdings, Inc.
[-]

and a copy (which shall not constitute notice) to:

DLA Piper (Canada) LLP
[-]

Each of the Company and the Noteholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Note.
5.4Maximum Rate
Notwithstanding any other provisions of this Note or any other agreement, the maximum value of the Fixed Shares issuable to the Noteholder under this Note (including taking into account OID and any discount on the value of the Fixed Shares) shall not exceed the maximum allowable return permitted under the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the provisions of this Note and all other existing and future agreements are hereby modified to the extent necessary to effect the foregoing.
5.5Successors and Assigns
This Note shall be binding upon the Company and its successors. This Note is neither transferable nor assignable by either party, provided that the Noteholder may, upon the occurrence on or following the exercise of the Put Right, transfer or assign its right or interest in this Note to Canopy USA by delivering a duly completed transfer notice as set out in Appendix B hereto to the Company.
5.6Severability
The provisions of this Note are intended to be severable. If any provision of this Note shall be deemed by any court of competent jurisdiction or held to be invalid or void or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
5.7Modification
From time to time the Company may modify the terms and conditions hereof for any purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein.
5.8Governing Law
This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
5.9Currency
Unless otherwise specified in this Note Certificate, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.
5.10Mutilation, Loss, Theft or Destruction
In case this Note shall become mutilated or be lost, stolen or destroyed, the Company shall execute and deliver a new non-recourse unsecured convertible Note having the same date of issue upon surrender and cancellation of the mutilated Note, or in case this Note is lost, stolen or destroyed, in lieu of and in substitution for the same. In case of loss, theft or destruction, the Person applying for a substituted Note shall furnish to the Company such evidence of such loss, theft or destruction as shall be satisfactory to the Company (acting reasonably), shall furnish an indemnity satisfactory to the Company (acting reasonably) (but in any event in an amount not exceeding the Principal Amount then outstanding) and shall pay all reasonable expenses incidental to the issuance of any substituted Note.
5.11Counterparts and Electronic Execution
This Note Certificate may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Company and the Noteholder agree that the electronic signature of this Note is intended to authenticate this document and to have the same force and effect as a manual signature. Electronic signature means any electronic symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including email electronic signatures or DocuSign. Delivery of an executed copy of this Note Certificate by electronic transmission constitutes valid and effective delivery.
[Remainder of page intentionally left blank.]

APPENDIX B
TRANSFER FORM

TO:    ACREAGE HOLDINGS, INC. (the “Company”)

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

the Note registered in the name of the undersigned transferor represented by the attached Note Certificate.

The new Note Certificate representing the Note transferred hereby (please check one):

(a)      should be sent by first class mail to the following address:

(b)      should be held for pick up at the office of the Company at which the Note Certificate is deposited.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the Note is being transferred in compliance with the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), including Regulation S thereunder, and are not being offered, sold or transferred to, or for the account or benefit of, a “U.S. person” (as defined in Regulation S under the U.S. Securities Act) or a person within the United States unless (i) registered under the U.S. Securities Act and any applicable state securities laws or (ii) an exemption from such registration is available.

    DATED this                    day of                          ,             .

    Signature of Registered Holder        Signature Guarantee
    (Transferor)

    Print name of Registered Holder

    Address

NOTE:     The signature on this Transfer Form must correspond with the name as recorded on the face of the Note Certificate in every particular without alteration or enlargement or any change whatsoever or this Transfer Form must be signed by a duly authorized trustee, executor, administrator, or attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this Transfer Form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Note Certificate must be accompanied by evidence of authority to sign.